EXECUTIVE CONSULTING AGREEMENT

    THIS EXECUTIVE CONSULTING AGREEMENT (this "Agreement"), entered into this 8th day of September, 2008 by and between Probe Manufacturing, Inc., a Nevada corporation (hereinafter the "Company"), and Barrett Evans, (hereinafter "Evans").

RECITALS

WHEREAS, the Board of Directors of the Company believe that a change in management would help to further the progress of the Company;

WHEREAS, the Company, wishes to retain Evans as interim-CEO upon the terms and conditions put forth in this Agreement upon the Commencement Date (the “Commencement Date”).

    NOW, THEREFORE, the Company and Evans agree as follows:

ARTICLE I
TERM OF AGREEMENT

A.

Commencement Date.  The terms of this Agreement shall govern Evans' employment with the Company immediately upon execution of this Agreement and this Agreement shall expire and terminate one year from the Commencement Date, unless terminated earlier pursuant to Article 6.

B.

Term.  The term of this Agreement shall be for one (1) year.

ARTICLE II
EMPLOYMENT DUTIES

A.

Title/Responsibilities.  Evans hereby accepts employment with the Company pursuant to the terms and conditions hereof as of the Commencement Date. Evans agrees to serve the Company in the position of “Interim-Chief Executive Officer”.  Evans shall report to the Board of Directors of the Company (the “Board”). Evans shall have the powers and duties commensurate with such position, including but not limited to, hiring personnel necessary to carry out the responsibilities for such position, allocating Company capital, etc.

B.

Time.  Evans shall devote such time and attention to the performance of the services customarily incident to such office and to such other services as the Board may reasonably request.  Evans may also serve on the Boards of Directors, perform services and be in the employ of other companies.

C.

Directorships.  Evans shall continue as a Director of the Company's Board of Directors and at the pleasure of the Company's stockholders.

ARTICLE III
COMPENSATION

C.

Base Salary.  Evans shall receive a Base Salary at an annual rate of One Hundred Seventy Five Thousand Dollars ($175,000), payable on the 1st and 15th of the month.  All compensation payable to Evans hereunder shall be paid on an independent contractor basis.

D.

Achievement Bonus.  The Company shall pay Evans an Achievement Bonus based upon achievement by the Company of its corporate goals as established and determined by the Board annually and for other achievements by the Company or Evans during the year as approved by the Compensation Committee of the Board. The Board or Compensation Committee, as applicable, shall, in their respective sole discretion, determine whether such corporate or other goals have been attained or other achievements have occurred.

E.

Transaction Bonus.   In the event of a transaction involving a Change in Control approved by the Company's Board of Directors, which transaction results in the receipt by the Company's stockholders of consideration with a value representing, in the sole judgment of the Board of Directors, a significant premium over the price per share of the Company's stock as determined 20 days ending one day prior to the public announcement of such transaction (a "Change in Control Transaction"), Evans shall be paid a Transaction Bonus at the closing of such a material transaction in the amount established in the Schedule herein.  Payment of the Transaction Bonus to Evans shall occur within 30 days of the closing of such transaction.

Evans will receive a Transaction Bonus equal of one and one half percent (1.5%) of the associated value of the Change of Control Event when the associated value of the Change of Control Event.

Evans shall also be paid a Transaction Bonus of one and one half percent (1.5%) of the associated value of a transaction approved by the Board of Directors which is not a Change in Control Transaction, but which, nonetheless, involves a significant change in the ownership of the Company or the composition of the Board of Directors of the Company, and which results in significant additional value for the Company's stockholders, or which results in significant value for the Company’s stockholders, as determined by the Board of Directors in its sole discretion and as specifically designated a significant event by the Board of Directors (a "Significant Event").

If the Company enters into a transaction which is a Change in Control Transaction, then all of the Executive's stock options issued to Evans before the effective date of the transaction shall become exercisable in full and all of the shares of stock of the Company purchased by the Executive and awarded to Executive under the Company's Stock Option / Issuance Plan (the “Plan”) received before the effective date of the Change in Control Transaction shall become fully vested.

D.  One Time Performance Bonus.    Evans shall receive a one time performance bonus as an added incentive to increase the Company’s market capitalization within the contiguous twelve months following the Effective Date of this Agreement.  The Executive will receive a bonus equal to 2% of the increase of the Company’s market capitalization upon the Company’s market capitalization exceeding $20,000,000.  The market capitalization shall be equal to the closing price of the Company’s common stock, quoted on a major US exchange, multiplied by the number of common shares issued and outstanding.

ARTICLE IV
EXPENSE ALLOWANCES AND FRINGE BENEFITS

A.

Paid Time Off.  Executive shall be entitled to twenty (20) days, plus one (1) additional day for each completed year of employment with the Company, of annual paid time off during the term of this Agreement.

B.

Benefits.  During the term of this Agreement, the Company shall also provide Evans with the usual health insurance benefits it generally provides to its other senior management employees.

C.

 Business Expense Reimbursement.  During the term of this Agreement, Evans shall be entitled to receive proper reimbursement for all reasonable out-of-pocket expenses incurred by him (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder, provided Executive properly accounts therefore.

D.

Business Class Travel.  During the term of this Agreement, Executive shall be entitled to Business Class air travel for all flights of three (3) hours duration or longer.

ARTICLE V

CONFIDENTIALITY

A.

Proprietary Information.  Executive represents and warrants that he is bound by the Company's standard Confidentiality Agreement.

B.

Return of Property.  All documents, records, apparatus, equipment and other physical property which is furnished to or obtained by Executive in the course of his employment with the Company shall be and remain the sole property of the Company. Executive agrees that, upon the termination of his employment, he shall return all such property (whether or not it pertains to Proprietary Information as defined in the Confidentiality, Inventions and Non-Solicitation Agreement, and agrees not to make or retain copies, reproductions or summaries of any such property.

ARTICLE VI
TERMINATION

A.

By Death.  The period of employment shall terminate automatically upon the death of Evans. In such event, the Company shall pay to Evans's beneficiaries or his estate, as the case may be, any accrued Base Salary, any bonus compensation to the extent earned, any vested deferred compensation (other than pension plan or profit-sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which Evans is a participant to the full extent of Evans's rights under such plans, any accrued paid time off pay and any appropriate business expenses incurred by Evans in connection with his duties hereunder, all to the date of termination (collectively "Accrued Compensation"), but no other compensation or reimbursement of any kind, including, without limitation, severance compensation, and thereafter, the Company's obligations hereunder shall terminate.

B.

By Disability.  If Evans is prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of more than 90 days in the aggregate in any 365-day period, then, to the extent permitted by law, the Company may terminate the employment on the 90th day of such incapacity. In such event, the Company shall pay to Evans all Accrued Compensation, and shall continue to pay to Evans the Base Salary until such time (but not more than 90 days following termination), as Evans shall become entitled to receive disability insurance payments under the disability insurance policy maintained by the Company, which disability policy shall provide for full payment of Evans's Base Salary during the period of disability, but no other compensation or reimbursement of any kind, and thereafter the Company's obligations hereunder shall terminate. Nothing in this Section shall affect Evans's rights under any disability plan in which he is a participant.

C.

By Company for Cause.  The Company may terminate Evans's employment for Cause (as defined below) without liability at any time with or without advance notice to Evans. The Company shall pay Evans all Accrued Compensation, but no other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter the Company's obligations hereunder shall terminate. Termination shall be for "Cause" in the event of the occurrence of any of the following:

(i) Evans's continued and deliberate neglect of, willful misconduct in connection with the performance of or refusal to perform Evans's duties in accordance with, Article II of this Employment Agreement; or

(ii) the determination by the Company's Board of Directors that Evans has committed an act or acts constituting a felony or other act involving dishonesty, disloyalty or fraud; or

(iii) the determination by the Company's Board of Directors that Evans has engaged in willful misconduct that causes or is likely to cause a financial injury to the Company or any of its subsidiaries, including, without limitation, Evans's embezzlement of the funds of the Company or any of its subsidiaries or theft of the property of the Company or any of its subsidiaries or fraud against the Company or any of its subsidiaries, or any of their customers.

D.

At Will.  At any time, the Company may terminate Evans's employment without liability other than as set forth below, for any reason not specified in Section 6.C above, by giving thirty (30) days advance written notice to Evans: provided that if it does so elect the Company shall continue to pay Evans's base salary in accordance with Article III A and provide the benefits to Evans in accordance with Article IV B until the end of Term.  If the Company elects to terminate Evans pursuant to this Section 6.D prior to a Change in Control, and Evans has not entered into an Employment Agreement under comparable terms and conditions with the surviving entity following a Change in Control, the Company shall pay to Evans all Accrued Compensation and shall continue to pay to Evans as provided herein Evans's Salary for twelve (12) months from the date of such termination as severance compensation. If the Company or its successor elects to terminate Evans pursuant to this Section after a Change in Control, the Company (or its successor) shall continue to pay to Evans as provided herein Evans's Salary for twelve (12) months from the date of such termination as severance compensation.

In addition, upon any termination under this Section 6.D., all of the Evans's stock options, if any, shall become fully vested and exercisable in full and all shares of stock of the Company purchased by Evans and awarded to Evans under the Plan shall become fully vested. Upon payment of the severance benefits described herein, all obligations of the Company (or its successor) shall terminate.  The foregoing negative covenants are in addition to any obligations of Evans pursuant to the Confidentiality, Inventions and Non-Solicitation Agreement. If the Company terminates this Agreement or the employment of Evans with the Company other than pursuant to Section 6.A, 6.B or 6.C, then this Section 6.D shall apply.

E.

Constructive Termination.  In the event that the Company shall materially reduce the powers and duties of employment of Evans resulting in a material decrease in the responsibilities of Evans which are inconsistent with Evans acting as Chief Executive Officer or President of the Company, or change Executives place of employment requiring Evans to relocate to an alternative location, such actions shall be deemed to be a termination of employment of Evans without cause pursuant to Section 6.D. In the event of a Change in Control of the Company in which the Company shall become a division or subsidiary of a larger organization, references to the Chief Executive Officer of the Company shall be deemed to mean the Chief Executive Officer of such division or subsidiary for purposes of this Section 6.E.

1.  Change in Control.  For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during the term of Evans's employment hereunder, any of the following events shall occur:

a. The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

b. A change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either (1) had been directors of the Company 24 months prior to such change; or (2) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

c. Any "person" (as such term is used in Section 13(d) and Section 14 of the Exchange Act) by the acquisition of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock") except that any change in the relative beneficial ownership of the Company's securities resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company. Thus, for example, any person who owns less than 50% of the Company's outstanding shares, shall cause a Change in Control to occur as of any subsequent date if such person then acquires an additional interest in the Company which, when added to the person's previous holdings, causes the person to hold more than 50% of the Company's outstanding shares.

The term "Change in Control" shall not include a transaction, the sole purpose of which is to change the state of the Company's incorporation.

ARTICLE VII

INDEMNIFICATION

     The company shall indemnify, defend and hold Evans harmless, in addition to the indemnification provisions of the Company's certificate of incorporation and bylaws, to the greatest extent possible under applicable law from and against any and all judgments, fines, penalties, amounts paid in settlement and any other amounts reasonably incurred or suffered by the Evans (including attorneys' fees) in connection with any claims to which Evans is, was or at any time becomes a party by reason of the fact that Evans is, was or at any time becomes a director, officer, employee or agent of the Company

ARTICLE VIII
GENERAL PROVISIONS

A.

Governing Law.  The validity, interpretation, construction and performance of this Agreement and the rights of the parties thereunder shall be interpreted and enforced under California law without reference to principles of conflicts of laws. The parties expressly agree that inasmuch as the Company's headquarters and principal place of business are located in California, it is appropriate that California law govern this Agreement.

B.

Assignment; Successors; Binding Agreement.

    1.  Evans may not assign, pledge or encumber his interest in this Agreement or any part thereof.

    2.  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, operation of law or by agreement in form and substance reasonably satisfactory to Evans, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

    3.  This Agreement shall inure to the benefit of and be enforceable by Evans's personal or legal representatives, executors, administrators, successors, heirs, distributee, devisees and legatees. If Evans should die while any amount is at such time payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Evans's devisee, legates or other designee or, if there be no such designee, to his estate.

C.

No Waiver of Breach.  The waiver by any party of the breach of any provision of this Agreement shall not be deemed to be a waiver of any subsequent breach.

D.

Notice.  For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

To the Company:

To the Consultant:

Probe Manufacturing, Inc.

Barrett Evans

25242 Arctic Ocean Drive

207 E. Broadway, Suite 201

Lake Forest, CA  92630

Long Beach, CA 90802

E.

Modification; Waiver; Entire Agreement.  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Evans and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

F.

Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

G.

Controlling Document.  The parties agree that, as of the Financing Date, this Agreement supersedes any and all prior employment agreements between the Company and Evans, but does not supersede any other agreements between Company and Evans, including but not limited to, the Plan, any stock option agreements or common stock purchase agreements entered into pursuant to the Plan, and the Genesis Bioventures Employees' Handbook and Policies, except as expressly provided herein. In case of conflict between any of the terms and conditions of this Agreement and the documents herein referred to, the terms and conditions of this Agreement shall control.

H.

Evans Acknowledgment.  Evans acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

I.

No Strict Construction.  The language used in this Employment Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any person.

J.

Headings.  The headings and other captions in this Employment Agreement are included solely for convenience of reference and will not control the meaning and interpretation of any provision of this Employment Agreement.

K.

Binding Effect.  This Employment Agreement will be binding upon and inure to the benefit of Evans, the Company, and their respective successors and permitted assigns.  The Company will be entitled to assign its rights and duties under this Employment Agreement provided that the Company will remain liable to Evans should such assignee fail to perform its obligations under this Employment Agreement.

L.

Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

    Executed by the parties as of the day and year first above written.

PROBE MANUFACTURING, INC.	BARRETT EVANS
By:/s/ Kambiz Mahdi	By:/s/ Barrett Evans
Name: Kambiz Mahdi	Name: Barrett Evans
Title: Director

PROBE MANUFACTURING, INC.
By: Jeff Conrad
Name: Jeff Conrad
Title: Director

Interim CEO Agreement

9/12/2008